Exhibit 10.4

          FIRST AMENDMENT TO NET LEASE AGREEMENT
AND DEVELOPMENT AGREEMENT

           THIS FIRST AMENDMENT TO NET LEASE AGREEMENT AND DEVELOPMENT AGREEMENT (“First Amendment”) is made and entered into by and between CCMRED 40, LLC, a Colorado Limited Liability Company (“Landlord”), and HESKA CORPORATION, a Delaware Corporation (“Tenant”).

RECITALS

         1.     The Landlord and the Tenant previously entered into a Net Lease Agreement dated May 24, 2004 (“Lease”), and a Development Agreement dated May 24, 2004 (“Development Agreement”), both of which relate to the lease by the Landlord to the Tenant of approximately five and fifty-two one/hundredths (5.52) acres of real property (“Real Property”) and the construction of an office, laboratory and warehouse building thereon.

         2.     The Lease and the Development Agreement require the Landlord to complete the “Base Building Improvements” no later than one hundred forty-six (146) business days following the issuance of a building permit for the construction of the Base Building Improvements.

        3.     The Lease further provides for the payment of liquidated damages in the event the Landlord shall fail to deliver possession of the substantially completed Base Building Improvements to the Tenant within said one hundred forty-six (146) business day period.

        4.     The parties desire to extend the date for the completion of the Base Building Improvements and the imposition of liquidated damages upon the terms set forth hereinafter.

        5.     The parties further desire to extend the date for the completion of landscaping on the Real Property upon the terms set forth hereinafter.

        6.     Initially capitalized terms used herein and defined in the Lease and/or the Development Agreement shall have the meanings contained in the Lease and/or the Development Agreement, unless otherwise defined herein.

           NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby confessed and acknowledged, each of the parties hereto hereby agrees as follows:

        1.     Extension of Landlord’s Completion Date and Commencement of Liquidated Damages. The Lease and the Development Agreement are hereby modified and amended to grant to the Landlord one hundred seventy-five (175) business days (i.e., until May 19, 2005) (“Extended Landlord’s Completion Date”) rather than one hundred forty-six (146) business days for the Completion of the Base Building Improvements and for delivery of possession of the substantially completed Base Building Improvements to the Tenant, provided that such extension shall not materially adversely impact the Tenant’s ability to obtain certificates of occupancy for the Building or utilize the Building for Tenant’s intended use. All provisions to the contrary set forth in the Lease and the Development Agreement are hereby modified accordingly.

        2.     Landscaping. The Plans and Specifications for the Project include the completion of certain landscaping as more fully set forth in the Development Agreement. As a result of certain work performed by the City of Loveland, Colorado (“City”), on Rocky Mountain Avenue adjacent to the Real Property, the installation of landscaping on the Real Property will be delayed to a date subsequent to the Extended Landlord’s Completion Date. Therefore, the parties agree that the Landlord may install such landscaping subsequent to the Extended Landlord’s Completion Date provided that (i) the Landlord shall post a letter of credit or other acceptable security required by the City to secure the Landlord’s obligations to complete the remaining landscaping and (ii) the Landlord will complete all remaining landscaping as soon as commercially reasonable following completion of the City’s work on Rocky Mountain Avenue and subject to any delays caused by adverse weather conditions. All provisions to the contrary set forth in the Lease and the Development Agreement are hereby modified accordingly.

        3.    Effect of Amendment. Except as amended by this First Amendment, all of the terms and provisions of the Lease and the Development Agreement shall remain in full force and effect and the validity of the Lease and the Development Agreement, as amended hereby, is hereby reaffirmed by the parties hereto.

        4.     Conflicting Provisions. Whenever the terms and provisions of this First Amendment and the terms and provisions of either the Lease or the Development Agreement conflict, the terms and provisions of this First Amendment shall be deemed to supersede the conflicting terms and provisions of the Lease and/or the Development Agreement. Each party agrees that it shall continue to be bound by all of the terms and conditions of the Lease and the Development Agreement, as amended hereby.

        5.        Counterparts. This First Amendment shall be deemed to have been fully executed and delivered when the undersigned have executed at least one (1) counterpart, but not necessarily the same counterpart.

        6.        Facsimile Signature. Execution of this First Amendment may occur by facsimile and a facsimile signature of this instrument shall be deemed effective in the same manner and to the same extent as an original signature hereon.

          IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Net Lease Agreement and Development Agreement on the date set opposite their respective signatures.

Date: February 11, 2005 Date: February 11, 2005 Date: February 11, 2005	CCMRED 40, LLC, a Colorado
  Limited Liability Company

By:  McWhinney Real Estate Services,
        Inc., a Colorado Corporation, Manager

       By    /s/ DOUGLAS L. HILL
              Douglas L. Hill
              Chief Operating Officer

                 “Landlord”

HESKA CORPORATION,
a Delaware Corporation

By:    /s/   JASON NAPOLITANO
Print Name:     Jason Napolitano
Print Title:    Executive Vice President, Chief
                       Financial Officer and Secretary

ATTEST:

By:    /s/   MICHAEL A. BENT
Print Name:     Michael A. Bent
Print Title:    Vice President, Principal
                     Accounting Officer and Controller

“Tenant”